SECURITY  AGREEMENT
(Livestock)

1.  Debtor (name and mailing address):

          COLEMAN NATURAL MEATS, INC.


          5140 RACE COURT, SUITE 4
          DENVER, CO 80216

2.   Bank: NORWEST BANK COLORADO, NATIONAL ASSOCIATION

          1740 BROADWAY
          DENVER, CO 80274

3.   Collateral: (a) All livestock of Debtor, now owned or hereafter acquired;
     (b) the increase thereof; (c) all holding marks and brands and branding irons of Debtor that at any time cover any such livestock; (d) if the livestock includes sheep, all wool pulled, clipped or shorn therefrom; and (e) all hay, feed and other supplies now owned or hereafter acquired in connection with such livestock.

4.   Location of Collateral (1) :
     Including but not limited to: Decker Feedlot, Rt. 3, Box 136, Scott City, KS 67871

     /X/  Livestock may be sold in the ordinary course of business.*
     /X/ Livestock shall not be sold without Bank's consent, (not including the slaughter of cattle)
     / /  Other:
                 *unless the cattle is purchased from Coleman Ranches, Inc.
                  then the box below shall apply

S. Obligations: (a) all indebtedness evidenced and created by the following described promissory note (the "Note") payable to the order of Bank, and all renewals, extensions and amendments thereof:
                   1st Note                        2nd Note
     Date:         June 07, 1996                   June 07, 1996
     (substituted for note dated 10-27-95)
     Amount:       $2,300,000.00  Plus Interest    $2,000,000.00 Plus Interest

     Maturity Date: November  01, 1996             November 01, 1996


     Maker (if other than Debtor):

     (b) future advances made by Bank to Debtor, plus interest thereon; (c) all expenditures made or incurred by Bank pursuant to the provisions of the Note and this agreement; and (d) all other obligations of Debtor to Bank, direct or indirect, absolute or contingent, now existing or hereafter arising.

     Other:

     THE TERMS AND CONDITIONS ON THE FOLLOWING PAGES ARE A PART OF THIS
     AGREEMENT.

     Dated: June 07, 1996

                                       COLEMAN NATURAL MEATS, INC.

                                       By: Lee N. Arst
                                           ----------------------------------
                                       Title: President/CEO

                                       By: Richard Dutkiewicz
                                           ----------------------------------
                                       Title: Vice President/CFO


(1) Give street or other reasonably identifiable location or locations, if possible. Otherwise give name of county or counties.

Additional Terms and Conditions

6. SECURITY INTEREST. To secure payment and performance of the Obligations, Debtor hereby grants to Bank a security interest in the Collateral and in its proceeds, products and accessions. Unless the context otherwise indicates, the term "livestock" in this agreement refers to that part of the Collateral consisting of such property.

7.   WARRANTIES AND REPRESENTATIONS.  Debtor warrants and represents to Bank:
(a) Debtor has, or in the case of after-acquired property will acquire, title to the Collateral free and clear of all liens, security interests and encumbrances other than the security interest created by this agreement; (b) Debtor has the right to use all holding marks and brands which are part of the Collateral and has the right to transfer them as herein provided; (c) no financing statement covering any of the Collateral is on file in any public office; (d) if Debtor is a corporation, its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this agreement; (e) the execution and delivery of this agreement will not violate any law or agreement governing Debtor or to which Debtor is a party and (f) all other information and statements on the front page hereof are true and correct.

8. COVENANTS OF DEBTOR. Unless and until Bank consents in writing to another course of action, Debtor covenants and agrees: (a) Except for marketing (with Bank's consent as herein provided) and temporary processing, the Collateral will be kept at the location or locations specified in paragraph 4 on the first page hereof. (b) Except as specified in paragraph 9, Debtor will not sell, consign, transfer or otherwise dispose of any of the Collateral or any interest therein
(c) Debtor will properly protect and maintain the Collateral in accordance with standards of good husbandry followed in operations of a similar type, and will keep all of the Collateral, including proceeds in the form of accounts, free of liens, security interests and encumbrances other than the security interest created by this agreement*, will promptly notify Bank of any event of default, as defined in paragraph 10; will not use, maintain or otherwise deal with the Collateral in violation of any applicable statute, ordinance or insurance policy; will defend the Collateral against the claims and demands of all persons, and will pay promptly all taxes, assessments and expenses with respect to the Collateral and the protection and maintenance thereof. Bank may inspect the Collateral at any time, wherever located. (d) Debtor will keep the Collateral insured with companies acceptable to Bank against such casualties and in such amounts as**. If requested by Bank all insurance policies shall be written for the benefit of Debtor and Bank as their interests may appear, will provide for 10 days' written notice to Bank prior to cancellation and will be deposited with Bank. Bank may act as attorney for Debtor in making, adjusting and settling claims under or cancelling such insurance and endorsing Debtor's name on any drafts relating thereto. Bank may apply any proceeds of insurance toward payment of the Obligations, whether or not due, in any order of priority.
(e) At its option Bank may discharge taxes, liens, security interests and other encumbrances against the Collateral and may pay for the protection, maintenance and insuring of the Collateral and the enforcement of any other term or condition of this agreement, Debtor will reimburse Bank on demand for any payments so made. Any such payments by Bank will become part of the Obligations, bearing interest at the same rate as the Note. (f) Debtor will at such intervals and in such form and manner as Bank may require, (i) execute, deliver and otherwise provide Bank with schedules confirming or assigning to Bank the Collateral therein described and intended to be covered by this agreement, and copies of invoices, evidences of shipment or delivery and such other information, including reports of sales, as Bank may deem advisable; (ii) keep such books and records pertaining to the Collateral as may be satisfactory to Bank; (iii) permit representatives of Bank at all reasonable times to inspect and make abstracts from Debtor's books and records pertaining to the Collateral, and (iv) prepare or cause to be prepared and deliver to Bank all financial statements, reports and data***. (g) Debtor shall from time to time execute financing statements and other documents in form satisfactory to Bank (and pay the cost of filing or recording them in whatever public offices Bank deems necessary) and perform such other acts as Bank may request to perfect and maintain a valid security interest in the Collateral, including conveyance to Bank and registration in its name of the right to use the marks and brands that are or become part of the Collateral. (h) Debtor will notify Bank promptly upon the violation of any covenant contained in this agreement.

9. SALE OF LIVESTOCK; PROCEEDS, ETC. (a) Debtor shall have the right to sell any livestock which is part of the Collateral only if both of these conditions are met: (i) Bank has consented to the sale, either by so indicating on the first page of this agreement or by an express agreement given in some other manner, and (ii) no event of default (as defined in paragraph 10) then exists.
(b) All cash proceeds of any sale, whether or not permitted hereunder, shall be segregated and held separate from Debtor's funds, in trust for Bank, and shall be immediately delivered to Bank in the exact form received, bearing Debtor's full-recourse endorsement or assignment when necessary, for application on the Obligations in any order of priority determined by Bank. Any non-cash proceeds such as promissory notes, installment sale contracts and other documents, instruments and chattel paper shall be delivered to Bank at Bank's request. With respect to proceeds in the form of accounts, Bank may at any time notify account debtors that the accounts have been assigned to Bank and shall be paid to Bank. Bank shall have the right (and is hereby irrevocably appointed Debtor's attomey-in-fact) to collect, compromise, endorse, sell or otherwise deal with all proceeds (in whatever form) in its name or the name of Debtor. Debtor shall have the liability of a general endorser as to proceeds of any type delivered to Bank and hereby waives presentment, notice of dishonor, protest, demand and all other notices with respect thereto, whether or not Debtor endorses the instruments of other evidences of payment and regardless of the form of payment or of Debtor's endorsement or assignment thereon.

10.  EVENTS OF DEFAULT.  The Events of Default are set forth in the Loan
Agreements.

11. REMEDIES. (a) Upon the occurrence of any event of default and at any time thereafter Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code ("UCC"), as then in effect in Colorado regardless of whether the UCC applies to the security transactions covered by this agreement, including without limitation the right to accelerate the maturity of the Obligations, without notice or demand, and to take possession of the Collateral and any proceeds thereof wherever located. Debtor shall make the Collateral available to the Bank at a place to be designated by Bank that is reasonably convenient for both parties. If notice is required, Bank shall give to Debtor at least five days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made. (b) During the time that Bank is in possession of the Collateral, and to the extent permitted by law, Bank shall have the right to hold, use, operate, manage and control all or any part of the Collateral; to make all such repairs, replacements, alterations, additions and improvements to the Collateral as it may deem proper; and to demand, collect and retain all earnings, proceeds and other sums due or to become due with respect to the Collateral, accounting only for the net earnings arising from such use and charging against recepts from such use all other costs, expenses, charges, damage or loss by reason of such use. Notwithstanding the foregoing, Bank shall also be entitled, without notice or demand and to the extent permitted by law, to have a receiver appointed to take charge of all or any part of the Collateral, exercising all of the rights specified in the immediately preceding sentence. (c) To the extent allowed by law, Debtor shall pay Bank all expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses, and such costs shall be paid out of the proceeds of disposition of the Collateral. Such proceeds may be applied to the Obligations in any order of priority determined by Bank.

12. GENERAL. (a) The terms "Debtor," "Bank," "Collateral," "Obligations" and "Note" are defined in paragraphs 1, 2, 3 and 5. Where Debtor and the obligor on the Obligations are not the same, the term "Debtor" herein means the owner of the Collateral in any provision dealing with the Collateral, the obligor in any provision dealing with the Obligations, and both where the context so requires.
(b) No default shall be waived by Bank except in writing and no waiver of any payment or other right under this agreement shall operate as a waiver of any other payment or right. (c) Bank may assign, transfer or deliver any of the Collateral to any transferee of any of the Obligations, and thereafter shall be fully discharged from all responsibility with respect to such Collateral. The transferee shall be vested with all the powers and rights of Bank hereunder with respect to such Collateral, but Bank shall retain all rights and powers hereunder with respect to such Collateral, but Bank shall retain all rights and powers hereunder with respect to any of the Collateral remaining. (d) If there is more than one Debtor, all of the terms and conditions of this agreement shall apply to each and any of them. (e) Without affecting any Obligations of Debtor under this agreement Bank without notice or demand may renew, extend or otherwise change the terms and conditions of any of the Obligations; release any Collateral as security, and add or release any guarantor, endorser, surety or other party to any of the Obligations. (f) Any consent, notice and other communication required or contemplated by agreement shall be in writing. If intended for Debtor**** it shall be deemed given if mailed***** postage prepaid, to Debtor****** at the address given on the first page hereof or at such other address given by notice as herein provided. (g) A carbon, photographic or other reproduction of this agreement or a financing statement shall be sufficient as a financing statement. (h) Debtor hereby expressly, grants Bank a power of attorney, and appoints and constitutes Bank as Debtor's agent, for the purpose and with the power to sign on behalf of Debtor in Debtor's name, one or more financing statements covering any of the Collateral described herein or in any other Bank security agreement executed by Debtor. (i) Debtor hereby authorizes each city, county, state or federal government to release to Bank all information which Bank may request pertaining to any sales, use or other taxes imposed by such governmental entity, other than personal or corporate income tax. The state may retain a copy of this agreement. (j) This agreement shall be construed under and governed by the laws of Colorado. (k)
All of the rights of Bank under this agreement shall be cumulative and shall inure to the benefit of its successors and assigns. All obligations of Debtor hereunder shall be binding upon the heirs, legal representatives, successors and assigns of Debtor.*******

See Exhibit A which is  attached hereto  and incorporated herein.

                                  EXHIBIT A


This Exhibit is attached and made a part of the Security Agreement for Livestock between Coleman Natural Meats, Inc. (Borrower) and Norwest Bank Colorado, National Association (Bank) and further describes the changes in the Security Agreement.

* The Loan Agreement executed between Debtor and Bank dated October 27, 1995, modified February 2, 1996 and June 7, 1996 and concurrent Loan Agreement governing the $2,000,000.00 line dated June 7, 1996 ("Loan Agreements"), and any other related Agreement with the Bank.

**        required in the Loan Agreements.

***       in accordance with the Loan Agreements.

****       or Bank

*****     three (3) days after being mailed.

******    or Bank

******* These Agreements are subject to Arbitration in accordance with the Loan Agreements.



COLEMAN NATURAL MEATS, INC.

By: Lee N. Arst
    --------------------------------
Title: President/CEO
           -------------------------

BY: Richard Dutkiewicz
    --------------------------------
Title: Vice President/CFO
       -----------------------------